Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Second Quarter 2015 Financial Results

and Business Update

•	Asian manufacturing beginning by partner, supporting purchasing cost reductions

•	$110 million of cash and restricted cash

•	Advancing market opportunities for carbon capture and distributed hydrogen

•	Two projects recently announced subsequent to quarter end with repeat customers representing approximately $40 million of future revenue

DANBURY, CT – June 8, 2015 — FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in the design, manufacture, operation and service of ultra-clean, efficient and reliable fuel cell power plants, today reported financial results for its second quarter ended April 30, 2015.

Financial Results

FuelCell Energy (the Company) reported total revenues for the second quarter of 2015 of $28.6 million compared to $38.3 million for the comparable prior year period. Revenue components include:

•	Product sales of $20.2 million for the current period compared to $27.7 million for the comparable prior year period

•	Service agreements and license revenues of $4.6 million for the current period compared to $7.2 million for the comparable prior year period

•	Advanced technologies contract revenues of $3.8 million for the current period compared to $3.4 million for the comparable prior year period

The gross profit generated in the second quarter of 2015 totaled $2.0 million and the gross margin for the period was 7.1 percent, compared to gross profit of $1.6 million and gross margin of 4.2 percent for the second quarter of 2014. The year-over-year improvement in gross margin reflects the benefit of continued manufacturing efficiencies and cost reduction actions along with a greater proportion of higher margin installation services, partially offset by a $0.7 million inventory charge. The service contract for the final legacy 250 kilowatt installation was ended prior to the contract term on mutual consent with the customer, leading to the write-off of associated spare parts inventory. Operating expenses for the current period totaled $10.8 million compared to $10.4 million for the prior year period.

Net loss attributable to common shareholders for the second quarter of 2015 totaled $10.7 million, or $0.04 per basic and diluted share, compared to $16.6 million or $0.07 per basic and diluted share for the second quarter of 2014. Net loss for the second quarter of 2014 included expenses of $5.9 million or $0.03 per basic and diluted share related to the conversion of Senior Unsecured Convertible notes in the period.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter of 2015 totaled ($7.7) million. Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of EBITDA. Capital spending was $1.7 million and depreciation expense was $1.0 million.

Revenue Backlog

Total backlog was $312.2 million at April 30, 2015 compared to $342.8 million at April 30, 2014. Backlog at April 30, 2015 did not include the recently announced Pepperidge Farm or Riverside projects, which will contribute approximately $40 million to backlog in the third quarter of 2015 and begin contributing to revenue in fiscal 2016.

FUELCELL ENERGY SECOND QUARTER 2015 RESULTS	PAGE 2

•	Product sales backlog totaled $91.6 million at April 30, 2015 compared to $146.6 million at April 30, 2014

•	Service backlog totaled $203.7 million at April 30, 2015 compared to $181.9 million at April 30, 2014

•	Advanced technologies contracts backlog totaled $16.9 million at April 30, 2015 compared to $14.3 million at April 30, 2014

Cash and Liquidity

Cash, restricted cash and borrowing availability totaled $150.3 million at April 30, 2015, including:

•	$110.3 million of cash and cash equivalents, including $27.2 million of restricted cash

•	$40.0 million of borrowing availability under the NRG Energy revolving financing facility

Subsequent to quarter end, the Company closed on its first drawdown under the Loan Agreement with NRG Energy. Principal borrowed was $3.3 million.

Business Highlights

•	Two separate on-site combined heat and power projects recently announced, representing approximately $40 million in future revenue including equipment revenue to be recognized when the projects are sold to investors and services revenue to be recognized over the multi-year term of the project power purchase agreements.

•	On-balance sheet hospital project in California progressing towards commissioning and expected sale and revenue recognition in early 2016, estimated at $9 million of product sales revenue when the project is sold and approximately $13 million of service revenue earned over the term of the underlying power purchase agreement.

•	Asian manufacturing commencing in 2015 with partner, POSCO Energy, purchasing raw materials and componentry to support production

•	Second quarter shipments included 8.4 megawatts of fuel cell kits under pre-existing multi-year contract plus 0.6 megawatts of modules to POSCO Energy, and 2.8 megawatts for a previously announced utility order in North America.

•	Advancing the development of numerous multi-megawatt fuel cell parks, including 63 megawatt project in Connecticut with site control established and grid interconnection study in process.

•	Distributed hydrogen system operating at Torrington manufacturing plant, supporting annual savings of approximately $0.2 million from power, heat and hydrogen purchases.

•	Carbon Capture solution gaining traction in marketplace with multiple bids in progress.

“We are advancing the development of a 63 megawatt project, the largest in the history of the Company and announced the repeat business with two customers,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy, Inc. “We have taken tangible measures to support these and other larger scale opportunities and expect meaningful revenue growth in the coming quarters as we execute on our strong pipeline and backlog. Our prudently planned capacity expansion in North America and our partner’s fuel cell manufacturing addition in Asia are on-track and will double the global production capacity while reducing product costs simultaneously.”

FUELCELL ENERGY SECOND QUARTER 2015 RESULTS	PAGE 3

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Management also uses non-GAAP measures to analyze the business.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is an alternate measure of cash utilization. The table below calculates Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended April 30,
(Amounts in thousands)	2015	2014
Net loss attributable to FuelCell Energy, Inc.	$(9,894)	$(15,843)
Depreciation	981	1,110
Provision for income taxes	55	68
Other income (expense), net (1)	523	6,307
Interest expense	626	891

EBITDA	$(7,709)	$(7,467)

(1)	Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, fair value changes in embedded derivatives, and other items incurred periodically which are not the result of the Company’s normal business operations such as the impact from the conversion of the Senior Unsecured Convertible notes or receipt of research and development tax credits.

EBITDA is a non-GAAP measure of financial performance and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities.

The Company also calculates net loss and earnings per share which exclude non-recurring items in order to measure operating periodic performance. This is described in more detail in the Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations following the Financial Statements.

FUELCELL ENERGY SECOND QUARTER 2015 RESULTS	PAGE 4

About FuelCell Energy

Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s power plants have generated more than three billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For additional information, please visit www.fuelcellenergy.com, follow us on Twitter and view our videos on YouTube.

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Conference Call Information

FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on June 9, 2015 to discuss the second quarter 2015 results. An accompanying slide presentation for the earnings call will be available at http://fcel.client.shareholder.com/events.cfm immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•	The live webcast of this call will be available on the Company website at www.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘Events & presentations’ and then click on ‘Listen to the webcast’

•	Alternatively, participants can dial 678-809-1045

•	The passcode is ‘FuelCell Energy’

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Contact:
FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com

# # # #

FUELCELL ENERGY SECOND QUARTER 2015 RESULTS	PAGE 5

FUELCELL ENERGY, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	April 30, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents - unrestricted	$82,985	$83,710
Restricted cash and cash equivalents – short-term	6,968	5,523
Accounts receivable, net	43,521	64,375
Inventories	71,877	55,895
Project assets	9,945	784
Other current assets	10,536	7,528

Total current assets	225,832	217,815

Restricted cash and cash equivalents – long-term	20,300	19,600
Property, plant and equipment, net	27,313	25,825
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	3,547	3,729

Total assets	$290,659	$280,636

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$4,497	$1,439
Accounts payable	20,236	22,969
Accrued liabilities	11,761	12,066
Deferred revenue	45,668	37,626
Preferred stock obligation of subsidiary	894	961

Total current liabilities	83,056	75,061

Long-term deferred revenue	21,676	20,705
Long-term preferred stock obligation of subsidiary	12,697	13,197
Long-term debt and other liabilities	13,177	13,367

Total liabilities	130,606	122,330

Redeemable preferred stock (liquidation preference of $64,020 at April 30, 2015 and October 31, 2014)	59,857	59,857
Total Equity:
Shareholders’ equity
Common stock ($.0001 par value; 400,000,000 shares authorized at April 30, 2015 and October 31, 2014; 300,990,595 and 287,160,003 shares issued and outstanding at April 30, 2015 and October 31, 2014, respectively)	30	29
Additional paid-in capital	924,360	909,431
Accumulated deficit	(823,274)	(809,314)
Accumulated other comprehensive loss	(499)	(159)
Treasury stock, Common, at cost (41,357 and 45,550 shares at April 30, 2015 and October 31, 2014, respectively)	(56)	(95)
Deferred compensation	56	95

Total shareholders’ equity	100,617	99,987
Noncontrolling interest in subsidiaries	(421)	(1,538)

Total equity	100,196	98,449

Total liabilities and equity	$290,659	$280,636

FUELCELL ENERGY SECOND QUARTER 2015 RESULTS	PAGE 6

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2015	2014
Revenues:
Product sales	$20,221	$27,707
Service agreements and license revenues	4,618	7,177
Advanced technologies contract revenues	3,761	3,390

Total revenues	28,600	38,274

Costs of revenues:
Cost of product sales	18,111	26,608
Cost of service agreements and license revenues	4,433	6,760
Cost of advanced technologies contract revenues	4,033	3,295

Total cost of revenues	26,577	36,663

Gross profit	2,023	1,611

Operating expenses:
Administrative and selling expenses	6,261	5,746
Research and development expenses	4,555	4,638

Total operating expenses	10,816	10,384

Loss from operations	(8,793)	(8,773)

Interest expense	(626)	(891)
Other income (expense), net	(523)	(6,307)

Loss before provision for income taxes	(9,942)	(15,971)

Provision for income taxes	(55)	(68)

Net loss	(9,997)	(16,039)

Net loss attributable to noncontrolling interest	103	196

Net loss attributable to FuelCell Energy, Inc.	(9,894)	(15,843)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(10,694)	$(16,643)

Loss per share basic and diluted
Basic	$(0.04)	$(0.07)
Diluted	$(0.04)	$(0.07)

Weighted average shares outstanding
Basic	291,026,184	243,289,058
Diluted	291,026,184	243,289,058

FUELCELL ENERGY SECOND QUARTER 2015 RESULTS	PAGE 7

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share amounts)

	Six Months Ended April 30,
	2015	2014
Revenues:
Product sales	$53,639	$62,167
Service agreements and license revenues	8,489	12,137
Advanced technologies contract revenues	8,142	8,404

Total revenues	70,270	82,708

Costs of revenues:
Cost of product sales	48,459	59,636
Cost of service agreements and license revenues	8,001	10,917
Cost of advanced technologies contract revenues	7,773	8,345

Total cost of revenues	64,233	78,898

Gross profit	6,037	3,810

Operating expenses:
Administrative and selling expenses	11,901	10,600
Research and development expenses	8,059	9,553

Total operating expenses	19,960	20,153

Loss from operations	(13,923)	(16,343)

Interest expense	(1,290)	(2,252)
Other income (expense), net	1,157	(8,081)

Loss before provision for income taxes	(14,056)	(26,676)

Provision for income taxes	(95)	(178)

Net loss	(14,151)	(26,854)

Net loss attributable to noncontrolling interest	191	407

Net loss attributable to FuelCell Energy, Inc.	(13,960)	(26,447)

Preferred stock dividends	(1,600)	(1,600)

Net loss to common shareholders	$(15,560)	$(28,047)

Loss per share basic and diluted
Basic	$(0.05)	$(0.13)
Diluted	$(0.05)	$(0.13)

Weighted average shares outstanding
Basic	288,260,464	221,609,975
Diluted	288,260,464	221,609,975

FUELCELL ENERGY, INC.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2015			2014
	GAAP As Reported	Non-GAAP Adjustments	Non-GAAP As Adjusted	GAAP As Reported	Non-GAAP Adjustments		Non-GAAP As Adjusted
Loss before provision for income taxes	$(9,942)	$—	$(9,942)	$(15,971)	$5,896	(1)	$(10,075)
Net loss	$(9,997)	$—	$(9,997)	$(16,039)	$5,896		$(10,143)

Net loss to common shareholders	$(10,694)	$—	$(10,694)	$(16,643)	$5,896		$(10,747)

Net loss per share to common shareholders
Basic	$(0.04)		$(0.04)	$(0.07)			$(0.04)
Diluted	$(0.04)		$(0.04)	$(0.07)			$(0.04)

	Six Months Ended April 30,
	2015			2014
	GAAP As Reported	Non-GAAP Adjustments	Non-GAAP As Adjusted	GAAP As Reported	Non-GAAP Adjustments		Non-GAAP As Adjusted
Loss before provision for income taxes	$(14,056)	$—	$(14,056)	$(26,676)	$8,339	(1)	$(18,337)
Net loss	$(14,151)	$—	$(14,151)	$(26,854)	$8,339		$(18,515)

Net loss to common shareholders	$(15,560)	$—	$(15,560)	$(28,047)	$8,339		$(19,708)

Net loss per share to common shareholders
Basic	$(0.05)		$(0.05)	$(0.13)			$(0.09)
Diluted	$(0.05)		$(0.05)	$(0.13)			$(0.09)

Notes to Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations

For the Three and Six Months Ended April 30, 2015 and 2014

Results of Operations are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Management also uses non-GAAP measures which exclude non-recurring items in order to measure operating periodic performance. We have added this information because we believe it helps in understanding the results of our operations on a comparative basis. This adjusted information supplements and is not intended to replace performance measures required by U.S. GAAP disclosure.

Notes to the reconciliation of GAAP to non-GAAP Consolidated Statements of Operations information are as follows:

(1) Adjustment for the three and six months ended April 30, 2014 represents expense associated with the conversion of $22.0 million and $37.0 million, respectively, of the $38.0 million Senior Unsecured Convertible notes offset by a favorable impact from the fair value adjustment required on the embedded derivatives in the Senior Unsecured Convertible notes in accordance with Accounting Standards Codification (ASC) 815 – Derivatives and Hedging.